HARTMAN COMMERCIAL PROPERTIES REIT
SUPPLEMENT NO. 1 DATED OCTOBER 12, 2004
TO THE PROSPECTUS DATED SEPTEMBER 15, 2004

        This document supplements, and should be read in conjunction with, the prospectus of Hartman Commercial Properties REIT dated September 15, 2004. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

        The purpose of this supplement is to describe the following:

    (1)
    the status of the offering of shares in Hartman Commercial Properties REIT;

    (2)
    revisions to the "Investment Objectives and Criteria—Real Property Investments" section of the prospectus to describe the acquisition of Stafford Plaza, a retail shopping center located in Houston, Texas;

    (3)
    revisions to the description of the selling commissions to be paid with respect to certain shares sold by D.H. Hill Securities, LLC, our dealer manager; and

    (4)
    revisions to the form of subscription agreement included herewith as Appendix B.

Status of the Offering

        We commenced our initial public offering of common stock on September 15, 2004. Until subscriptions aggregating at least $2.0 million have been received and accepted by us, not including shares sold to residents of either New York or Pennsylvania, we will continue to place all subscription proceeds in escrow. If we have not accepted subscriptions for at least $2.0 million in shares by September 15, 2005, which is one year from the date of the prospectus, your funds in the escrow account will be returned to you, and we will stop selling shares. For additional information, see the "Plan of Distribution—Subscription Procedures" section beginning on page 141 of the prospectus.

Real Property Investments

        The section captioned "Investment Objectives and Criteria—Real Property Investments" on page 79 of the prospectus is supplemented with the following information:

  Stafford Plaza

        On September 8, 2004, we purchased a retail shopping center containing approximately 95,032 rentable square feet located on an approximately 8.66-acre tract of land in Houston, Texas ("Stafford Plaza"). The total purchase price of Stafford Plaza was $8.9 million, plus closing costs of $16,000. The property was acquired utilizing funds from our existing bank line of credit with Union Planters Bank. The purchase price for the transaction was determined through negotiations between STPL Associates LP, the seller, and us. In evaluating Stafford Plaza as a potential acquisition and determining the appropriate amount of consideration to be paid by us, a variety of factors were considered, including the amount of rental income, expected capital expenditures, costs of maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, length of leases, price per square foot, and occupancy. Our advisor and property manager, Hartman Management, L.P. ("Hartman Management"), believes that Stafford Plaza is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. STPL Associates LP is not affiliated with us, Hartman REIT Operating Partnership, L.P., Hartman REIT Operating Partnership II, L.P., or Hartman Management.

        Hartman Management, our affiliated advisor and property manager, will manage and arrange for leasing of Stafford Plaza. Among other things, Hartman Management will have the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. As compensation, Hartman Management will receive property management and leasing fees equal to what other management companies generally charge for the management and leasing of similar properties in the Houston, Texas area.

        Stafford Plaza, which was built 1974, includes among its major tenants The TJX Companies, Inc., Blockbuster, Inc. and Exxon Mobil Corporation.

        The TJX Companies, Inc. is a publicly traded Delaware corporation that owns the two largest off-price clothing retailers in the United States: T.J. Maxx and Marshall's.    The company is traded on the New York Stock Exchange ("NYSE") under the symbol "TJX." The annual base rent payable under the TJX lease is $7.50 per rentable square foot. The lease expires on January 31, 2008, and TJX has an option to extend its lease for a period of 15 years.

        Blockbuster, Inc. is a publicly traded Delaware corporation and, according to its public filings, is the world's largest video rental chain with approximately 8,500 company-owned or franchised stores in 28 countries (about 70% are located in the United States). The company is traded on the NYSE under the symbol "BBI." The annual base rent payable under the Blockbuster lease is $11.00 per rentable square foot. The lease expires on December 31, 2005, and Blockbuster has an option to extend its lease for a period of five years.

        Exxon Mobil Corporation is a publicly traded New Jersey corporation engaged in the energy and petrochemical business. Through its divisions and affiliated companies, Exxon Mobil operates or markets products in the United States and approximately 200 other countries and territories. The company's principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is traded on the NYSE under the symbol "XOM." The annual base rent payable under the Exxon Mobil lease is $19.84 per rentable square foot. The lease expires on June 30, 2022, and Exxon Mobil has an option to extend its lease for a period of 20 years.

        The current aggregate annual base rent for all tenants in Stafford Plaza is approximately $856,029.

Management

        The section captioned "Management—The Dealer Manager" beginning on page 52 of the prospectus is deleted and replaced in its entirety by the following:

        D.H. Hill Securities, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). D.H. Hill Securities was organized in June 1996 and will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. D.H. Hill Securities is not an affiliate of either Hartman Management or us. However, some employees of D.H. Hill Securities are also employees of Hartman Management, and may perform services on behalf of Hartman Management that are unrelated to the offering of our common shares of beneficial interest.

        D.H. Hill Securities is a Texas limited liability partnership with principal offices located at 19747 US Hwy 59 North, Suite 101, Humble, Texas 77338. In order to facilitate this offering, D.H. Hill Securities will maintain a branch office in our offices. D.H. Hill Securities will not pay us any rental fee for use of our offices, however we will deduct a nominal rental fee from the dealer manager fees we will pay D.H. Hill Securities.

        Robert W. Engel and Richard A. Vaughan are both employees of D.H. Hill Securities and employees of Hartman Management. Mr. Engel will have a significant amount of influence on D.H. Hill Securities' day-to-day operations in its capacity as dealer manager for us. The background of Mr. Engel is described in the "Management—Executive Officers and Trustees" section of this prospectus.

        Richard A. Vaughan is Senior Vice President—Private Client Group for Hartman Management. Mr. Vaughan is responsible for raising capital from Hartman Management's private clients, in order to fund property acquisitions for the entities that Hartman Management manages. Mr. Vaughan has more than 30 years of experience in the financial services and products industry. Prior to joining Hartman Management, Mr. Vaughan held senior positions with national responsibilities for a major financial services firm, and held a senior marketing and management position with a large international financial services firm.

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Selling Commissions

        The asterisk paragraph on the cover page of the prospectus is deleted and replaced in its entirety by the following:

        Selling commissions of up to 7.0% of gross offering proceeds will be paid for sales through participating broker-dealers; however, no selling commissions will be paid to D.H. Hill Securities, LLP, our dealer manager, with respect to shares sold by registered representatives or principals of D.H. Hill Securities, LLP who are affiliated with our company, and no selling commissions will be paid in connection with the purchases pursuant to our dividend reinvestment plan. We anticipate that approximately 50% of the shares sold pursuant to this offering will not be subject to selling commissions. A reduction in selling commissions will increase the amount of proceeds of this offering available for us to invest in real property.

Prospectus Summary

        The section captioned "Prospectus Summary—Estimated Use of Proceeds of This Offering" on page 12 of the prospectus is deleted and replaced in its entirety by the following:

        We estimate that we will use at least 89.5% of the proceeds of this offering to invest in properties and for general working capital purposes, but our estimate is based on the number of shares we sell in this offering through our dealer manager by registered representatives and principals of our dealer manager who are affiliates of the company, since the commissions that would otherwise be payable for such sales will be retained and used to invest in properties. If actual sales are a lower proportion of total shares sold, then the percentage of the proceeds that will be so available will be lower. On the date of this prospectus, we had not identified any particular properties that we intend to acquire with the proceeds of this offering. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses related to this offering and fees and expenses related to the selection and acquisition of properties. You should read the "Estimated Use of Proceeds" section of this prospectus for further detail regarding the use of the proceeds of this offering.

        Under the section captioned "Prospectus Summary—Compensation to Hartman Management and its Affiliates" on page 14 of prospectus, the description of the "Sales Commissions" during the Offering Stage is deleted and replaced in its entirety with the following:

        Up to 7.0% of gross offering proceeds for sales made by participating broker-dealers and no selling commissions on sales through our dealer manager by registered representatives or principals of our dealer manager who are affiliates of our company, which are anticipated to be approximately one-half of all sales (blended average of 3.5%); no selling commissions will be paid with respect to purchases under our dividend reinvestment plan.

Estimated Use of Proceeds

        Under the section captioned "Estimated Use of Proceeds" beginning on page 41 of the prospectus, the first bullet point is deleted and replaced in its entirety with the following:

  •
  Selling commissions and the dealer manager fee, which consist of selling commissions of up to 7.0% of aggregate gross offering proceeds, which commissions may be waived or reduced under certain circumstances, and a dealer manager fee of up to 2.5% of aggregate gross offering proceeds, both of which are payable to D.H. Hill Securities. D.H. Hill Securities may pay commissions of up to 7.0% of the gross offering proceeds to other broker-dealers participating in the offering of our shares. With respect to shares sold by D.H. Hill Securities by registered representatives and principals of D.H. Hill Securities who are affiliates of our company, D.H. Hill Securities has agreed to waive the full amount of the selling commission otherwise payable to it by the purchaser of those shares, which will increase the money that we will use to buy real properties. D.H. Hill Securities may re-allow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 9.5% of gross offering proceeds. See the "Plan of Distribution" section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.

3

        Under the same section captioned "Estimated Use of Proceeds," footnote (1) on page 42 of the prospectus is deleted and replaced in its entirety with the following:

  (1)
  We have assumed that one-half of the shares sold in the offering will be sold through our dealer manager by registered representatives and principals of our dealer manager who are affiliates of our company, in which case investors will pay $10.00 per share but no commission will be paid with respect to such purchases. As a result of our dealer manager's agreement not to charge a commission for such sales, the amounts that would otherwise be paid as commissions will be retained and used by us for investment in real properties. We have also assumed that none of the shares sold by our dealer manager without commission qualify for volume discounts. To the extent that any of such sales qualify for volume discounts, the amount of the volume discount will reduce the proceeds otherwise available to us for investment. For purposes of this table, we have also assumed that the minimum offering amounts do not include any purchases under our dividend reinvestment plan. We will not pay any sales commission with respect to purchases pursuant to our dividend reinvestment plan.

Management Compensation

        Under the section captioned "Management Compensation" on page 54 of prospectus, the description of the "Selling Commissions" during the Offering Stage is deleted and replaced in its entirety with the following:

        Up to 7.0% of gross offering proceeds for sales made by participating broker-dealers and no selling commissions on sales through our dealer manager by registered representatives or principals of our dealer manager who are affiliates of our company, which are anticipated to be approximately one-half of all sales (blended average of 3.5%); no selling commissions will be paid with respect to purchases under our dividend reinvestment plan. D.H. Hill Securities intends to re-allow 100.0% of commissions earned to participating broker-dealers.

Plan of Distribution

        Under the section captioned "Plan of Distribution—Compensation We Will Pay for the Sale of Our Shares" beginning on page 139 of the prospectus, the first paragraph is deleted and replaced in its entirety with the following:

        The dealer manager will receive up to 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of actual expenses incurred in connection with marketing our shares and paying the employment costs of the dealer manager's wholesalers. Depending on the amount of actual expenses incurred by the dealer manager in connection with marketing our shares and paying the employment costs of its wholesalers, the dealer manager fee paid by us may be less than, but shall in no case be greater than, 2.5% of the gross offering proceeds. No dealer manager fee will be paid by us in connection with shares sold under the dividend reinvestment plan. We currently expect our dealer manager to utilize four channels to sell our shares, each of which has a different selling commission structure. Our first distribution channel will be sales by our dealer manager to its clients and customers by registered representatives or principals of our dealer manager who are affiliates of our company. Our second distribution channel will be sales by our dealer manager to its clients and customers by registered representatives or principals of our dealer manager who are not affiliates of our company. Our third distribution channel will be sales by other broker-dealers that are members of the NASD, which we refer to as participating broker-dealers, who enter into contracts with our dealer manager to sell our shares and who are compensated solely on a commission basis for the sale. Our fourth distribution channel will be sales through investment advisory representatives affiliated with a participating broker-dealer in which the representative is compensated for investment advisory services on a fee-for-service basis. In the event of the sale of shares by our dealer manager by registered representatives or principals of our dealer manager who are affiliates of our company, our dealer manager will not receive a selling commission and the proceeds will be retained and used by us for investments. We estimate that our dealer manager will sell approximately 50.0% of the shares sold in this offering through registered representatives or principals of our dealer manager who are affiliates of our company. In the event of the sale shares by our dealer manager to its clients and customers by registered representatives or principals of our dealer manager who are not affiliates of our company, our dealer manager will be paid a selling commission of up to 7.0% of the gross offering proceeds attributable to such registered representative or principal of our dealer manager. In the event of the sale of shares by a participating broker-dealer involving a registered representative compensated on a commission basis for the sale, our dealer manager will re-allow its selling commissions in an amount up to 7.0% of the gross offering proceeds attributable to the participating broker-dealer. In the event of the sale of shares through an investment advisory representative affiliated with a participating broker-dealer in which the representative is compensated on a fee-for-service basis by the investor, our

4

dealer manager will waive its right to a commission, and we will sell such shares for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable.

Subscription Agreement

        Attached to this supplement is a revised form of subscription agreement (Appendix B to the prospectus) for investors to use when subscribing to purchase our common shares of beneficial interest. We have modified the subscription agreement to include a provision for subscriptions made through our dealer manager or its affiliates by a registered representative or principal of our dealer manager who is not our affiliate.

5

APPENDIX B
SUBSCRIPTION AGREEMENT

Hartman Commercial Properties REIT

        THIS SUBSCRIPTION AGREEMENT is made and entered into between Hartman Commercial Properties REIT, a Maryland real estate investment trust (the "Company"), and the investor whose signature appears below ("Investor").

1.
Subscription Amount and Payment.    Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, the amount of the Company's $.001 par value per share common shares (the "Shares") set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank, N.A., Hartman Commercial Properties REIT of the subscription price for the Shares. The subscription price shall be $10 per Share.

2.
Acceptance by the Company.    This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Company. The Company may reject any subscription, in whole or in part, in its sole and absolute discretion.

3.
Disclosures by the Company.

        Prospective investors are hereby advised of the following:

  •
  All prospective investors are urged to carefully read the prospectus of the Company dated September 15, 2004, as supplemented to date (the "Prospectus").

  •
  Prospective investors should understand the risks associated with an investment in the Shares, as described in the Prospectus, prior to submitting this Subscription Agreement.

  •
  The assignability and transferability of the Shares is restricted and will be governed by the Company's charter and bylaws and all applicable laws as described in the Prospectus.

  •
  Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

  •
  There is no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Company.

4.
Purchase Information.

Except for Custodial Accounts, Make Investment Check Payable to:

# of Shares	Total $ Invested	Wells Fargo Bank, N.A., Hartman Commercial Properties REIT
(# Shares × $10 = Total $ Invested)		☐ Initial Investment (Minimum $1,000)
Minimum purchase: $1,000 or 100 Shares		☐ Additional Investment (Minimum $25) State in which sale was made:
5.
Type of Ownership.

☐	Individual	☐ Other Qualified Plan:
☐	IRA Type:	☐ MPPP ☐ Profit Sharing ☐ Keogh
☐	Joint Tenants with Right of Survivorship	☐ TRUST/TRUST TYPE:
☐	Community Property
☐	Tenants in Common	(Please specify, i.e., Family, Living, Revocable,
☐	UGMA State of	etc.)
☐	UTMA State of	☐ OTHER:

6.
Registration and Contact Information.

        Please print name(s) in which Shares are to be registered. Include trust name, if applicable, if IRA or a qualified plan, include both investor and custodian names and Taxpayer I.D. numbers. If this is a legal entity, check this box ☐

Name		FEIN or Social Security Number
/ / / / / /
Additional Name (if applicable)		FEIN or Social Security Number
/ / / / / /
Street Address or P.O. Box
Zip
City		State	Code
Home		Business
Telephone No.	( )	Telephone No.	( )
Email Address		Country of
(Optional)		Citizenship
7.
Subscriber Signatures.

        Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

        In order to induce the Company to accept this subscription, I hereby represent and warrant to the Company as follows:

(a)	I have received the Prospectus.	Initials	Initials
(b)
	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the prospectus under "Suitability Standards."	Initials	Initials
(c)
	If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.	Initials	Initials
(d)	If I am a resident of California, Kansas, Ohio, or Oklahoma, this investment does not exceed 10.0% of my liquid net worth.	Initials	Initials
(e)	I am purchasing the Shares for my own account.	Initials	Initials
(f)	I acknowledge that there is no public market for the Shares.	Initials	Initials
(g)
	I am in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. I am not, nor are any of my principal owners, partners, members, directors or officers included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any governmental authority, including the Securities and Exchange Commission.	Initials	Initials

        I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

        NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

        A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

Signature of Investor or Trustee	Signature of Joint Owner, if applicable	Date
8.
Dividends.

  (Please check one of the following.)

        ☐    I prefer to participate in the Dividend Reinvestment Plan.

        ☐    I prefer dividends be paid to me at my address listed under Section 6.

9.
Broker-Dealer or Independent Investment Adviser.

  (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

        The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual, (b) and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice, and (c) that he or she delivered the Prospectus to the subscriber at least five days prior to the date that he or she will deliver this Subscription Agreement to the Company. The broker-dealer or authorized representative warrants that included with this Subscription Agreement is documentation completed by the broker-dealer or authorized representative that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker-Dealer or Investment Adviser Name (Name of Entity)	Telephone No.	( )
Broker-Dealer or Investment Adviser Signature	Date
Broker-Dealer or Investment Adviser Account Number
Individual Representative Name	Telephone No.	( )
Rep. Street Address or P.O. Box
City	State	Zip Code

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:

A.	☐	Through D.H. Hill Securities, LLP or its affiliates by a registered representative or principal of D.H. Hill Securities, LLP, who is an affiliate of Hartman Commercial Properties REIT
B.	☐	Through D.H. Hill Securities, LLP or its affiliates by a registered representative or principal of D.H. Hill Securities, LLP, who is not an affiliate of Hartman Commercial Properties REIT
C.	☐	Through a participating Broker-Dealer—indicate the correct commission rate below:
(1) Full commission
(2) Waiver of selling commission, purchased through affiliated investment adviser
(3) Waiver of selling commission; purchase is for participating Broker-Dealer or its retirement plan, or for a representative of participating Broker-Dealer or his or her retirement plan or family members
D.	☐	Through investment adviser unaffiliated with a Broker-Dealer—Certification of Client Suitability form must be attached.

Representative Signature	Date

        For Custodial Accounts, check(s) should be made payable to the custodian and sent, with a completed copy of this Subscription Agreement, directly to the custodian. For all other investments, please mail the completed Subscription Agreement (with all signatures) and check(s) made payable to "Wells Fargo Bank, N.A., Hartman Commercial Properties REIT" to:

FOR INTERNAL USE ONLY:

Accepted by:
Date:
Hartman Commercial Properties REIT
Amount:
By:

Name:

Title:

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

  (a)
  The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

  (b)
  It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

  (1)
  to the issuer;

  (2)
  pursuant to the order or process of any court;

  (3)
  to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

  (4)
  to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

  (5)
  to holders of securities of the same class of the same issuer;

  (6)
  by way of gift or donation inter vivos or on death;

  (7)
  by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

  (8)
  to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

  (9)
  if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

  (10)
  by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

  (11)
  by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

  (12)
  by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

  (13)
  between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

  (14)
  to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

    (15)
    by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

    (16)
    by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

    (17)
    by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

  (c)
  The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

INSTRUCTIONS TO
HARTMAN COMMERCIAL PROPERTIES REIT
SUBSCRIPTION AGREEMENT

        Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information. (Section 4 of Subscription Agreement)

  •
  A minimum investment of $1,000 (100 Shares) is required, except for certain states that require a higher minimum investment.

  •
  A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "WELLS FARGO BANK, N.A., HARTMAN COMMERCIAL PROPERTIES REIT" FOR CUSTODIAL ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT, WITH A SIGNED COPY OF THIS AGREEMENT, TO THE CUSTODIAN.

  •
  Investors who have satisfied the minimum purchase requirements in connection with previous investments in the Company may invest as little as $25 (2.5 Shares), except for residents of Oregon.

  •
  Shares may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Suitability Standards."

  •
  Please indicate the state in which the sale is to be made.

Type of Ownership. (Section 5 of Subscription Agreement)

  •
  Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration and Contact Information. (Section 6 of Subscription Agreement)

  •
  Please enter the exact name in which the Shares are to be held.

  —
  For joint tenants with right of survivorship or tenants in common, include the names of both investors.

  —
  In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

  —
  Trusts should include the name of the trustee.

  •
  All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor's social security number (for identification purposes) and the custodian or trustee's taxpayer identification number (for tax purposes). By signing in Section 7, the investor is certifying that this number is correct.

  •
  Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.

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  FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

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  WITH THE SUBMISSION OF THE SUBSCRIPTION AGREEMENT, EACH INVESTOR MUST ENCLOSE A MANUALLY SIGNED COPY OF A COMPLETED IRS FORM W-9. A BLANK FORM W-9 IS ATTACHED HERETO AS ANNEX A.

Subscriber Signatures. (Section 7 of Subscription Agreement)

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  Please separately initial each representation where indicated.

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  If title is to be held jointly, all parties must date and sign this Section as follows:

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  Individual: One signature required.

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  Joint Tenants with Right of Survivorship: All parties must sign.

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  Tenants In Common: All parties must sign.

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  Community Property: Only one investor's signature required.

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  Pension or Profit-Sharing Plans: The trustee signs the Signature Page.

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  Trust: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

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  Partnership: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

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  Corporation: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

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  IRA and IRA Rollovers: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

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  Keogh (HR 10): Same rules as those applicable to IRAs.

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  Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

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  PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Dividends. (Section 8 of Subscription Agreement)

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  By electing the Dividend Reinvestment Plan, the investor elects to reinvest all of the dividends otherwise    payable to such investor in Shares of the Company.

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  Each investor who elects the Dividend Reinvestment Plan agrees to notify the Company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

Broker-Dealer or Independent Investment Adviser. (Section 9 of Subscription Agreement)

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  This Section is to be completed by the investor's Registered Representative. Please complete all requested broker-dealer information, including suitability certification.

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  Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

IF THE SUBSCRIBER IS AN ENTITY, THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE ENTITY.

The Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to D.H. Hill Securities, LLP, Attn: Robert W. Engel, Supervisory Officer, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL D.H. HILL SECURITIES, LLP AT (713) 467-2222.